Exhibit 99.1

Contact:

Lotus Pharmaceuticals, Inc.	CCG Elite Investor Relations Inc.
Mr. Adam Wasserman, CFO	Mr. Crocker Coulson, President
Phone: (877) 801-0344	Phone: +1-646-213-1915 (New York)
info@LotusEast.com	Email: crocker.coulson@ccgir.com
Website: www.ccgelite.com

For Immediate Release

Lotus Pharmaceuticals, Inc. Announces First Quarter 2008 Results

Beijing, China, May 21, 2008 – Lotus Pharmaceuticals, Inc. (OTCBB: LTUS) (“Lotus” or the “Company”), a pharmaceutical company in the People’s Republic of China (“PRC”), today announced financial results for the first quarter ended March 31, 2008.

First Quarter 2008 Highlights

▪	Total revenues increased to $11.7 million, up 41.3% from the first quarter of 2007

▪	Gross profit reached $3.9 million, up 50.0% from the first quarter of 2007

▪	Gross margin was 33.7%, up from 31.7% in the first quarter of 2007

▪	Operating income totaled $1.5 million, up 26.3% from $1.2 million in the first quarter of 2007

▪	Net income was $1.0 million, or $0.02 per diluted share, up 19.0% from $0.8 million, or $0.02 per diluted share, in the first quarter of 2007

▪

Excluding non-cash financing costs, adjusted net income was $1.4 million, or $0.03 per fully diluted share, up 33.7% from adjusted net income of $1.1 million, or $0.02 per fully diluted share, in the first quarter of 2007

“We are pleased with our results in the first quarter of 2008. In one of our seasonally slowest quarters of the year, we achieved revenue growth in excess of 41.3% as well as a improvement in gross margin and net income. We focused our sales efforts on our top selling products, Brimonidine Tartrate Eyes Drops and VALSARTAN Capsules, and continued to distribute higher-margin, third party pharmaceutical products,” said Mr. Zhongyi Liu, Chairman and CEO of Lotus Pharmaceuticals, Inc.

First Quarter 2008 Results

Lotus Pharmaceutical’s total revenue in the first quarter was $11.7 million, an increase of 41.3% on year-over-year basis. Wholesale revenue increased 93.5% year-over-year to $9.8 million, or 83% of total revenue, and was due to strong sales of Brimonidine Tartrate Eyes Drops for the treatment of glaucoma and the Company’s hypertension drug, VALSARTAN Capsules. Revenues from the distribution of third party manufactured pharmaceutical products also increased. Other revenues decreased 54.2% year-over-year to $1.3 million, or 11% of revenue in the first quarter of 2008, due primarily to fewer contracts for third party manufacturing services and a reduction in the amount of space at the Company’s retail stores that was leased to third parties. Retail revenue was $0.7 million in the first quarter of 2008, up 36.4% year-over-year, due to the Company’s continuous efforts to include more variety and better quality products at its retail stores.

Gross profit in the first quarter of 2008 was $3.9 million, an increase of 50.0% on year-over-year basis. Gross margin was 33.7%, up from 31.7% in the first quarter of 2007, primarily due better purchase pricing management.

Operating expenses in the first quarter of 2008 were $2.5 million, up 69.2% from $1.5 million in the first quarter of 2007. This increase was primarily the result of a 100.9% increase in selling expenses to $1.1 million from $0.6 million in the first quarter of 2007. The increase in selling expenses was due to higher incentive commissions for sales representatives and travel-related expenses associated with the Company’s sales growth. Research and development expenses were $0.7 million in the first quarter of 2008, compared with $0.1 in the first quarter of 2007. General and administrative expenses were $0.6 million, down from $0.8 million a year ago. Operating expenses were 21.0% of total revenue in the first quarter of 2008, up from 17.5% in the first quarter of 2007.

Operating income was $1.5 million, up 26.3% from $1.2 million in the first quarter of 2007.

Net income for the first quarter of 2008 was $1.0 million, or $0.02 per diluted share, compared to $0.8 million, or $0.02 per fully diluted share, in the first quarter of 2007. Adjusting net income for non-cash financing costs associated with its convertible notes and convertible preferred stock, adjusted net income was $1.4 million, or $0.03 per fully diluted share, in the first quarter of 2008, up 33.4% from adjusted net income of $1.1 million, or $0.02 per fully diluted share, in the first quarter of 2007.

Financial Condition

As of March 31, 2008, Lotus had $3.6 million in cash and equivalents, approximately $32.2 million in working capital, notes payable of $4.9 million and $3.1 million in convertible mandatorily redeemable preferred stock (net of discount of $1.9 million). Stockholders’ equity at March 31, 2008 was $31.9 million, up 19.6% from $26.6 million at December 31, 2007.

In February 2008, the Company received net proceeds from the sale of shares of its Series A Convertible Mandatorily Redeemable Preferred Stock of approximately $4.6 million. The Company used approximately $2.6 million to repay in full all of its outstanding obligations under its 14% secured convertible notes, the remainder was used for working capital purposes.

Recent Event

In May 2008, Lotus signed the technology transfer agreement for Laevo- Bambutero with Dongguan Kaifa Biomedicine, Inc. (“Dongguan Kaifa”). Under the terms of agreement, Lotus obtained the patent and the exclusive production rights for Laevo-Bambutero in China in exchange for a cash payment cash payment of RMB 48 million and a 3% royalty on products sales. The Company has already paid RMB 20 million. The Company intends to market Laevo-Bambutero as a better alternative to Bambutero for the treatment of asthma, since it is uses an integrated method of composition and has fewer side effects. Lotus plans to launch the drug by 2012, pending on the approval from SFDA.

2008 Outlook

“We began 2008 on strong footing and expect continued growth throughout the year. In the coming months, we plan to continue advertising and promoting our best selling proprietary products. We recently obtained the patent and exclusive production rights to a promising new asthma treatment, Laevo-Bambutero, and plan to launch the drug in 2012, pending approval from the SFDA. We are excited about this new drug, as it has a large addressable patient population and few side effects,” said Mr. Liu. “We will continue to seek opportunities to further diversify our product pipeline and improve profitability in the long term. We are also actively pursuing strategic acquisitions to improve our position in the growing pharmaceutical market in China.”

Conference Call – Please update once timing of the call is determined.

The Company will conduct a conference call at 10:00 a.m. Eastern Time on Tuesday, May 27, 2008 to discuss the first quarter of 2008 results. To participate in the live conference call, please dial the following number five to ten minutes prior to the scheduled conference call time: 888-481-7939. International callers should dial 617-847-8707. The passcode for this call is 45954238. If you are unable to participate in the call at this time, a replay will be available for fourteen days starting on Tuesday, May 27, 2008 at 12:00 p.m. Eastern Time. To access the replay, dial 888-286-8010, international callers dial 617-801-6888, passcode 82020022.

Use of Non-GAAP Financial Information

GAAP results for the three month periods ended March 31, 2008 and March 31, 2007 include certain non-cash debt financing expenses related to the Company’s convertible notes and convertible mandatorily redeemable preferred stock. To supplement the Company’s condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information, which are adjusted net income and adjusted earnings per share, excluding the impact of these items in this release. The Company’s management believes that these non-GAAP measures provide investors with a better understanding of how the results relate to the Company’s historical performance. A reconciliation of adjustments to GAAP results appears below. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

About Lotus Pharmaceuticals, Inc.

Lotus Pharmaceuticals, Inc. (“Lotus”) controls and operates Liangfang Pharmaceutical, Ltd. (“Liangfang”) and Enzhe Jiashi Pharmaceutical, Ltd. (“En zhe”), two Chinese pharmaceutical companies located in Beijing (together “Lotus East”). Lotus East is a comprehensive enterprise, which deals in an integration of the production, trade, sales and marketing of pharmaceuticals. The Company possesses some of the most advanced pharmaceutical-production equipment used in China, workshops authenticated by the National GMP, a suite of various medicines produced by Lotus East, and a number of high-tech personnel. Lotus East has business and office facilities of 2,000 square meters, warehouse of 1,000 square meters and operates ten retail pharmacies in the Beijing area. Lotus East performs scientific research on new medicines, and the production, wholesale and retail sale of medicines through 10 retail pharmacy location through Beijing. For more information, visit http://www.LotusEast.com.

Safe Harbor Statement

Certain statements set forth in this press release constitute “forward-looking statements”. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will likely,” “should,” “could,” “would,” “may” or words or expressions of similar meaning. Such statements are not guarantees of future performance and are subject to risks and uncertainties that could cause the Company’s actual results and financial position to differ materially from those included within the forward-looking statements. The potential risks and uncertainties include, among others, the Company’s limited operating history, the limited financial resources, domestic or global economic conditions -- especially those relating to China, activities of competitors and the presence of new or additional competition, and changes in Federal or State laws, restrictions and regulations on doing business in a foreign country, in particular China, and conditions of equity markets. More information about the potential factors that could affect the Company’s business and financial results is included in the Company’s filings, available via the United States Securities and Exchange Commission.

-FINANCIAL TABLES FOLLOW-

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended
	March 31,
	2008	2007
		(As Restated)
NET REVENUES:
Wholesale	$9,770,097	$5,049,121
Retail	683,748	501,242
Other revenues	1,255,332	2,739,172

Total Net Revenues	11,709,177	8,289,535

COST OF SALES	7,768,425	5,662,916

GROSS PROFIT	3,940,752	2,626,619

OPERATING EXPENSES:
Selling expenses	1,122,337	558,724
Research and development	710,225	91,822
General and administrative	626,417	802,865

Total Operating Expenses	2,458,979	1,453,411

INCOME FROM OPERATIONS	1,481,773	1,173,208

OTHER INCOME (EXPENSE):
Debt issuance costs	(62,886)	(29,340)
Registration rights penalty	-	(54,000)
Interest income	561	-
Interest expense	(423,349)	(252,567)

Total Other Income (Expense)	(485,674)	(335,907)

INCOME BEFORE INCOME TAXES	996,099	837,301

INCOME TAXES	-	-

NET INCOME	$996,099	$837,301

COMPREHENSIVE INCOME:
NET INCOME	$996,099	$837,301

OTHER COMPREHENSIVE INCOME:
Unrealized foreign currency translation gain	1,454,203	123,517

COMPREHENSIVE INCOME	$2,450,302	$960,818

NET INCOME PER COMMON SHARE:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	42,035,958	41,280,000
Diluted	47,783,076	44,280,000

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2008	2007
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash	$3,589,377	$4,557,957
Accounts receivable, net of allowance for doubtful accounts and sale returns	21,344,090	20,430,827
Inventories, net of reserve for obsolete inventory	6,782,982	3,410,739
Prepaid expenses	461,381	1,009,382
Deferred debt costs	-	29,340
Other receivable	2,825,321	-

Total Current Assets	35,003,151	29,438,245

PROPERTY AND EQUIPMENT - Net	6,311,684	6,169,966

OTHER ASSETS
Intangible assets, net of accumulated amortization	1,307,619	1,291,322
Deferred debt costs	762,961	-

Total Assets	$43,385,415	$36,899,533

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Convertible debt, net of debt discount	$-	$2,561,645
Accounts payable and accrued expenses	638,464	764,491
Value-added and service taxes payable	638,691	572,200
Advances from customers	-	34,531
Unearned revenue	774,606	530,063
Due to related parties	701,805	323,178

Total Current Liabilities	2,753,566	4,786,108

LONG-TERM LIABILITIES:
Due to related parties	768,990	738,300
Notes payable - related parties	4,935,479	4,738,508
Series A convertible redeemable preferred stock, $.001 par value; 10,000,000 shares authorized; 5,747,118 and -0- shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	3,051,684	-

Total Liabilities	11,509,719	10,262,916

SHAREHOLDERS’ EQUITY:
Common stock ($.001 par value; 200,000,000 shares authorized;
42,044,200 and 41,794,200 shares issued and outstanding
at Mach 31, 2008 and December 31, 2007, respectively)	42,044	41,794
Additional paid-in capital	10,884,375	8,095,848
Statutory reserves	2,318,356	2,161,505
Retained earnings	15,195,161	14,355,913
Other comprehensive gain - cumulative foreign currency translation adjustment	3,435,760	1,981,557

Total Shareholders’ Equity	31,875,696	26,636,617

Total Liabilities and Shareholders’ Equity	$43,385,415	$36,899,533

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Month Ended
	March 31,
	2008	2007
		(As Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$996,099	$837,301
Adjustments to reconcile net income from operations to net cash provided by (used in) operating activities:
Depreciation and amortization	148,884	124,634
Amortization of deferred debt issuance costs	62,512	29,340
Amortization of debt discount	208,355	144,578
Amortization of discount on convertible redeemable preferred stock	84,709
Increase in allowance for doubtful accounts and sales returns	53,305	-
Changes in assets and liabilities:
Accounts receivable	(115,927)	214,114
Inventories	(3,161,360)	(1,159,619)
Prepaid expenses and other current assets	752,227	(98,927)
Other receivable	(2,764,883)	-
Accounts payable and accrued expenses	(98,515)	35,097
Value-added and service taxes payable	41,792	427,048
Unearned revenue	217,749	256,493
Advances from customers	(35,197)	(144,365)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(3,610,250)	665,694

CASH FLOWS FROM INVESTING ACTIVITIES:
Collections from related party advances	-	259,575
Purchase of property and equipment	-	(366,218)

NET CASH USED IN INVESTING ACTIVITIES	-	(106,643)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) proceeds from convertible debt	(2,520,000)	2,950,000
Proceeds from sale of convertible redeemable preferred stocks	5,000,000	-
Payment of debt issuance costs	(468,568)	(231,526)
Proceeds from related party advances	357,382	2,866
Repayments of related party advances	-	(232,744)
Repayments of notes payable - related parties	-	(700,866)

NET CASH PROVIDED BY FINANCING ACTIVITIES	2,368,814	1,787,730

EFFECT OF EXCHANGE RATE ON CASH	272,856	20,122

NET (DECREASE) INCREASE IN CASH	(968,580)	2,366,903

CASH - beginning of period	4,557,957	2,089,156

CASH - end of period	$3,589,377	$4,456,059

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid for:
Interest	$-	$55,489
Income taxes	$-	$-

Non-cash operating, investing and financing activities:
Warrants issued for prepaid financing costs and consulting expenses	$505,752	$-
Common stock issued for conversion of convertible debt	$250,000	$-
Debt discount for grant of warrants and beneficial conversion feature	$2,033,025	$-

LOTUS PHARMACEUTICALS, INC. AND SUBSIDIARIES

RECONCILIATION OF NON-GAAP FINANCIAL DATA

Adjusted Net income	For the Three Months Ended		For the Three Months Ended
	March 31, 2008		March 31, 2007
($ in thousands except per share data)	Net Income	Diluted EPS	Net Income	Diluted EPS
Net Income (Loss) Diluted EPS
Adjusted Amount	1,351,675	0.03	1,011,219	0.02
Adjustments
Non cash debt financing costs (1)	355,576	0.01	173,918	0.00
Amount per consolidated statement of operations	996,099	0.02	837,301	0.02

(1) Non cash debt financing costs for Q1 2008 includes amortization of debt issuance costs of $62,512, amortization of debt discount of $208,355 and amortization of discount on convertible redeemable preferred stock of $84,709; Non cash debt financing costs for Q1 2007 includes amortization of debt issuance costs of $29,340 amortization of debt discount of $144,578.

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